Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Farmers & Merchants Bancorp, Inc. Reports

Record 2020 Fourth-Quarter and Full-Year Financial Results

Record financial results reflect strong operating performance and successful execution growth-oriented strategic plan

ARCHBOLD, OHIO, February 10, 2021, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2020 fourth quarter and twelve months ended December 31, 2020.

2020 Fourth Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 43.5% to a quarterly record of $6.8 million
•	Earnings increased 39.5% to a quarterly record of $0.60 per basic and diluted share
•	Net interest income after provision for loan losses increased 12.1% to $14.1 million, which included a $1.3 million increase in the provision for loan losses as a result of the COVID-19 crisis
•	Noninterest income increased 88.5% to $5.6 million, primarily due to strong residential mortgage demand
•

A gain on the settlement of a bank-owned life insurance contract (“BOLI”) and interest and fees associated with the Paycheck Protection Program (“PPP”) benefited 2020 fourth quarter after-tax income by $0.4 million and $1.0 million, respectively

•	Efficiency ratio, adjusted for BOLI and PPP benefits, was 56.49%, compared to 63.67%
•	Return on average assets adjusted for BOLI and PPP benefits, was 1.14%, compared to 1.18%
•	Loans 30 days past due to total loans, excluding COVID related loans, was only 0.29%
•	Net charge-offs to average loans were 0.02%, compared to 0.03%

2020 Full-Year Financial Highlights Include (on a year-over-year basis unless noted):

•	Total loans increased 6.9% to $1.303 billion, and included $36.2 million of PPP loans
•	Total assets increased 18.8% to a record $1.910 billion
•	Total assets managed increased to a record $2.6 billion
•	Deposits increased 23.9% to a record $1.596 billion
•	Net interest income after provision for loan losses increased 0.7% to $52.8 million, which included a $5.8 million increase in the provision for loan losses as a result of the COVID-19 crisis
•	Net income increased 9.2% to an annual record of $20.1 million
•	Earnings increased 8.4% to an annual record of $1.80 per basic and diluted share
•	Book value per share increased 7.6% to $22.25 per share
•	Tangible book value per share increased 7.4% to $17.19 per share
•	2020 cash dividend increased 8.2% to $0.66 per share

2020 Operating Highlights Include:

•	Created operation hubs to protect the health and safety of the Company’s employees, customers, and communities throughout the COVID-19 pandemic
•	Approved $87.8 million in PPP loans, helping nearly 950 small businesses protect over 12,400 jobs
•	Donated over $167,000 to local organizations during 2020, a nearly 20% increase from 2019
•	Opened new loan production offices in Muncie, IN, Oxford, OH and West Bloomfield, MI
•	Completed construction on a new full-service office in FT. Wayne, IN, which is expected to open in Q1 2021
•	Announced the acquisition of Ossian Financial Services, Inc., which operates two full-service bank offices in Northeast Indiana and had approximately $122.0 million in assets at September 30, 2020
•

Purchased the assets and clients of Adams County Financial Resources, a registered investment advisory firm located in Geneva, IN, with approximately $83.0 million of assets under management at November 30, 2020

•	Announced an office realignment program that will consolidate three offices in Ohio and one office in Indiana
•	Added talent to both the Company’s senior leadership team and Board of Directors
•	Continued to invest in expanding the Company’s digital resources and infrastructure

“Across the board 2020 was a record year for F&M, despite the challenges associated with the COVID-19 pandemic.  Our record results speak to the dedication of our 354 associates throughout our Ohio, Indiana, and Michigan markets and our daily commitment to provide our communities with superior and individual financial services,” stated Lars B. Eller, President and Chief Executive Officer.  “In addition, our record performance demonstrates the success of our 2019 strategic plan that is focused on growing earnings and creating long-term value for our shareholders.”

“As we look forward to 2021, I am excited to complete the Ossian acquisition, which we believe will be completed during the second quarter.  In addition, we plan to finish integrating Adams County Financial Resources during the first quarter, as well as implementing our office realignment strategy, investing in new offices in compelling markets, and expanding our digital offerings throughout 2021.  We expect to incur an estimated $2.5 million of one-time expenses associated with these initiatives in 2021.  Once fully integrated, we believe the combination of reduced operating expenses and the contribution of additional sources of revenue will provide an approximately $2.1 million benefit to income in 2022 and beyond as we further increase our scale, diversify our revenues, improve our cost structure, and better serve our customers.  Over the past two years, we have gained valuable experience integrating prior acquisitions, while we have focused on expanding our leadership team and investing in our infrastructure to support our rapid growth.  I look forward to updating our shareholders on the progress we are making throughout 2021,” continued Mr. Eller.

Income Statement

Net income for the 2020 fourth quarter ended December 31, 2020, was $6.8 million, compared to $4.7 million for the same period last year.  Net income per basic and diluted share for the 2020 fourth quarter was $0.60, compared to $0.43 for the same period last year.  Net income for the 2020 twelve-month period ended December 31, 2020, was $20.1 million, compared to $18.4 million for the same period last year.  Net income per basic and diluted share for the 2020 twelve months was $1.80, compared to $1.66 for the same period last year.

Mr. Eller continued, “Our provision for loan losses increased from $1.1 million for the twelve months ended December 31, 2019, to $7.0 million for the twelve months ended December 31, 2020, as we prudently increased our allowance of loan losses primarily associated with the expected economic impacts caused by the COVID-19 crisis. The increase in our provision for loans losses was successfully offset by higher interest income, successful reductions in our cost of funds, interest and fees earned from the Paycheck Protection Program, a gain on the settlement of a BOLI contract, a 42.0% or $5.0 million year-over-year increase in noninterest income, and controlled noninterest expenses.  2020 was our sixth consecutive year of record earnings, while achieving our lowest efficiency ratio in 16 years.”

Deposits

At December 31, 2020, total deposits were $1.596 billion, an increase of 23.9% from December 31, 2019, and an increase of 5.1% from September 30, 2020.  The significant organic deposit growth being experienced is a result of continued strength in expanding relationships with new and existing customers, and the benefits of PPP activity. In addition, we continue to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.

Loan Portfolio and Asset Quality

Total loans, net at December 31, 2020, increased 6.9% to $1.303 billion, compared to $1.219 billion at December 31, 2019.  The year-over-year improvement resulted primarily from the contribution of strong organic loan growth.  During 2020, the Company processed $51.6 million of PPP loan forgiveness and principal payments received and at December 31, 2020, there were $36.2 million of PPP loans included in F&M’s loan portfolio.

Mr. Eller continued, “Despite the challenges created by the COVID-19 crisis, we continue to grow our loan portfolio with high quality customers, reflecting the personal financial services and value we provide our local communities and the recent contribution of our newly opened loan production offices in Muncie, IN, Oxford, OH, and West Bloomfield, MI.”

Mr. Eller continued: “Our loan portfolio remains resilient as loans 30 days past due to total loans, excluding COVID related loans, was only 0.29% as of December 31, 2020.  In addition, at year-end there were only five loans totaling $3.6 million of interest only and full deferrals out of 190 loans that had modification of terms due to the COVID-19 crisis during the year. These 190 loans had an overall loan outstanding at year-end of $120 million.  Given the uncertainty surrounding the COVID-19 crisis and the continued impacts the pandemic is having on the global economy, we are proactively monitoring our portfolio’s performance and our approach to risk remains prudent.  As a result, we have increased our allowance for loan and lease losses by 89.2% over the past 12 months. Our allowance for loan and lease losses to total loans, adjusted for our PPP balances, is now over 1.20% and includes the $1.7 million credit mark associated with the 2019 Bank of Geneva acquisition.”

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors.  Nonperforming loans were $9.4 million or 0.72% of total loans at December 31, 2020, compared to $3.4 million, or 0.28% at December 31, 2019.  The year-over-year increase in nonperforming loans is primarily due to the impacts of the COVID-19 crisis, as well as the accounting treatment for nonaccrual loans associated with a $5.2 million real-estate secured relationship.

The Bank had 190 loans that received either deferment payments or interest only payments due to the COVID-19 crisis.  As of December 31, 2020, there were only five modifications left representing a total of $3.6 million.  Of those remaining there were no outstanding full payment deferment loans. Three loans are interest only in the entertainment sector with $1.2 million in total balances with all scheduled for original repayment terms to begin by early April 2021.  One office building with a $2.3 million balance with interest only payments will return to payments in May 2021.  One restaurant with a $13,000 balance received an interest only modification in December 2020 with payments to resume in March 2021.

F&M’s agriculture portfolio continues to perform well, with a 0.59% past due balance at December 31, 2020.  F&M is optimistic trends will remain positive as a result of strong global demand for agricultural products and a favorable commodity price environment expected during 2021. At December 31, 2020, F&M’s $94.4 million agriculture portfolio consisted primarily of row crop and livestock production, with almost no dairy exposure.  Agriculture customers are proven farmers with strong balance sheets and 95% of row crop producers utilize crop insurance to mitigate weather and production risks.  At December 31, 2020, approximately 24% of F&M’s agriculture portfolio was within the livestock sector, and approximately 69% of this exposure is to customers that support production but do not have direct livestock ownership.  In addition, approximately 40% of F&M’s livestock exposure is for loans with balances under $750,000 and of the borrowers with direct livestock ownership, approximately 55% are not dependent on the income from livestock to manage their debt payments.  Of the $71.5 million of agricultural real estate loans originated in 2020, F&M sold approximately 45% in the secondary market at a premium of $1.2 million, while servicing and maintaining the relationship of these accounts.

Mr. Eller concluded: “As our record financial and operating results demonstrate, we successfully responded to the unprecedented challenges of the COVID-19 crisis, while remaining focused on executing our growth-oriented strategic plan.  I am very proud of our performance during 2020 and the hard work of all F&M’s associates.  Although F&M’s scale has increased, we remain committed to nurturing lasting and personal relationships within our communities throughout the near-term economic challenges and future periods of prosperity.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 8.2% to $249.2 million at December 31, 2020, from $230.3 million at December 31, 2019. At December 31, 2020, the Company had a Tier 1 leverage ratio of 10.46%, compared to 11.52% at September 30, 2019.

Tangible stockholders’ equity increased to $192.5 million at December 31, 2020, compared to $178.3 million at December 31, 2019.  The largest change to intangible stockholders’ equity was an increase in accumulated comprehensive income, which increased from $1.098 million as of December 31, 2019, to $5.697 million as of December 31, 2020.  On a per share basis, tangible stockholders’ equity at December 31, 2020, was $17.19 per share, compared to $16.01 per share at December 31, 2019.

For the twelve months ended December 31, 2020, the Company has declared cash dividends of $0.66 per share, which is an 8.2% increase over the 2019 twelve-month declared dividend payment.  F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 26 consecutive years.  For the twelve months ended December 31, 2020, the dividend payout ratio was 35.76% compared to 36.59% for the same period last year.

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897.  The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio.  In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended.  Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information.  For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP).  A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.  A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Interest Income
Loans, including fees	$17,061	$16,181	$16,192	$15,883	$15,608	$65,317	$62,213
Debt securities:
U.S. Treasury and government agencies	695	761	767	1,146	840	3,369	3,341
Municipalities	295	279	243	262	225	1,079	837
Dividends	35	36	26	45	60	142	293
Federal funds sold	5	4	5	6	97	20	416
Other	48	32	40	122	319	242	1,206
Total interest income	18,139	17,293	17,273	17,464	17,149	70,169	68,306
Interest Expense
Deposits	1,619	1,864	2,254	2,901	3,336	8,638	12,942
Federal funds purchased and securities sold under agreement to repurchase	170	174	187	244	207	775	734
Borrowed funds	226	231	257	266	270	980	1,083
Total interest expense	2,015	2,269	2,698	3,411	3,813	10,393	14,759
Net Interest Income - Before Provision for Loan Losses	16,124	15,024	14,575	14,053	13,336	59,776	53,547
Provision for Loan Losses	1,995	1,987	1,569	1,430	728	6,981	1,138
Net Interest Income After Provision For Loan Losses	14,129	13,037	13,006	12,623	12,608	52,795	52,409
Noninterest Income
Customer service fees	2,750	2,299	2,258	1,586	1,732	8,893	6,726
Other service charges and fees	980	879	704	1,039	1,132	3,602	4,443
Net gain on sale of loans	1,894	1,537	364	227	119	4,022	677
Net gain (loss) on sale of available-for-sale securities	-	-	-	270	-	270	(26)
Total noninterest income	5,624	4,715	3,326	3,122	2,983	16,787	11,820
Noninterest Expense
Salaries and wages	5,068	5,102	4,095	4,223	4,029	18,488	16,329
Employee benefits	1,140	1,566	1,218	1,677	1,410	5,601	5,558
Net occupancy expense	585	558	564	564	406	2,271	2,317
Furniture and equipment	760	875	750	758	596	3,143	2,775
Data processing	428	490	408	442	396	1,768	2,553
Franchise taxes	241	368	369	368	246	1,346	981
ATM expense	456	444	376	414	434	1,690	1,715
Advertising	353	411	265	303	340	1,332	1,569
Net (gain) loss on sale of other assets owned	20	(7)	(7)	1	16	7	81
FDIC assessment	223	194	144	72	(11)	633	183
Mortgage servicing rights amortization	247	296	356	132	158	1,031	487
Consulting fees	407	205	217	139	264	968	668
Other general and administrative	1,358	1,553	1,612	1,575	1,455	6,098	6,251

Total noninterest expense	11,286	12,055	10,367	10,668	9,739	44,376	41,467
Income Before Income Taxes	8,467	5,697	5,965	5,077	5,852	25,206	22,762
Income Taxes	1,691	1,287	1,161	972	1,129	5,111	4,360
Net Income	6,776	4,410	4,804	4,105	4,723	20,095	18,402
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	(207)	639	661	4,998	(472)	6,091	5,179
Reclassification adjustment for realized (gain) loss on sale of available-for-sale securities	-	-	-	(270)	-	(270)	26
Net unrealized gain (loss) on available-for- sale securities	(207)	639	661	4,728	(472)	5,821	5,205
Tax expense (benefit)	(44)	134	139	993	(99)	1,222	1,093
Other comprehensive income (loss)	(163)	505	522	3,735	(373)	4,599	4,112
Comprehensive Income	$6,613	$4,915	$5,326	$7,840	$4,350	$24,694	$22,514
Basic and Diluted Earnings Per Share	$0.60	$0.40	$0.43	$0.37	$0.43	$1.80	$1.66
Dividends Declared	$0.17	$0.17	$0.16	$0.16	$0.16	$0.66	$0.61

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$98,279	$46,395	$54,336	$49,844	$50,137
Federal funds sold	77,427	41,358	31,105	40,993	1,159
Total cash and cash equivalents	175,706	87,753	85,441	90,837	51,296

Interest-bearing time deposits	4,653	4,657	4,636	4,869	4,309
Securities - available-for-sale	307,812	259,041	236,292	204,121	222,293
Other securities, at cost	5,939	5,827	5,810	5,810	5,810
Loans held for sale	7,740	7,621	11,445	2,153	4,248
Loans, net	1,289,318	1,351,979	1,334,790	1,239,108	1,211,771
Premises and equipment	27,063	26,776	26,049	26,120	26,351
Goodwill	47,340	47,340	47,340	47,340	47,340
Mortgage servicing rights	3,320	3,027	2,740	2,672	2,629
Other real estate owned	71	206	135	185	214
Bank owned life insurance	25,208	15,501	15,399	15,313	15,235
Other assets	15,374	16,872	14,370	16,597	15,834
Total Assets	$1,909,544	$1,826,600	$1,784,447	$1,655,125	$1,607,330

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$351,147	$330,845	$336,027	$261,786	$265,156
Interest-bearing
NOW accounts	542,317	534,792	504,846	463,734	423,655
Savings	455,145	392,059	374,871	341,256	322,973
Time	247,553	261,177	261,631	281,931	276,563
Total deposits	1,596,162	1,518,873	1,477,375	1,348,707	1,288,347

Federal Funds Purchased and securities sold under agreements to repurchase	30,239	29,859	30,949	30,585	48,073
Federal Home Loan Bank (FHLB) advances	17,861	17,724	19,087	24,788	24,806
Dividend payable	1,889	1,882	1,768	1,768	1,768
Accrued expenses and other liabilities	14,233	14,841	14,971	12,820	14,078
Total liabilities	1,660,384	1,583,179	1,544,150	1,418,668	1,377,072

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 12/31/20 and 12/31/19	81,804	81,577	82,134	81,844	81,535
Treasury stock - 1,032,456 shares 12/31/20, 1,093,065 shares 12/31/19	(11,932)	(12,397)	(12,668)	(12,636)	(12,456)
Retained earnings	173,591	168,381	165,476	162,416	160,081
Accumulated other comprehensive income	5,697	5,860	5,355	4,833	1,098
Total stockholders' equity	249,160	243,421	240,297	236,457	230,258
Total Liabilities and Stockholders' Equity	$1,909,544	$1,826,600	$1,784,447	$1,655,125	$1,607,330

(Unaudited) (in thousands of dollars, except share data)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Twelve Months Ended
Selected financial data	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Return on average assets	1.43%	0.98%	1.10%	1.02%	1.18%	1.14%	1.23%
Return on average equity	11.04%	7.28%	8.07%	7.06%	8.26%	8.38%	8.26%
Yield on earning assets	4.09%	4.04%	4.25%	4.66%	4.63%	4.25%	4.85%
Cost of interest bearing liabilities	0.64%	0.74%	0.91%	1.22%	1.40%	0.87%	1.42%
Net interest spread	3.45%	3.30%	3.34%	3.44%	3.23%	3.38%	3.43%
Net interest margin	3.63%	3.51%	3.59%	3.75%	3.60%	3.62%	3.80%
Efficiency	52.20%	62.11%	57.91%	63.09%	63.67%	58.17%	63.42%
Dividend payout ratio	27.77%	42.66%	36.80%	43.07%	43.34%	35.76%	36.59%
Tangible book value per share (1)	$17.19	$16.78	$16.33	$16.26	$16.01
Tier 1 capital to average assets	10.46%	10.65%	10.70%	11.56%	11.52%
Average Shares Outstanding	11,177,765	11,142,797	11,129,341	11,134,870	11,137,004	11,146,270	11,113,810

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
(Dollar amounts in thousands)
Commercial real estate	$588,825	$595,146	$589,382	$570,217	$551,309
Agricultural real estate	189,159	192,883	194,606	194,383	199,105
Consumer real estate	175,588	175,963	174,069	174,731	165,349
Commercial and industrial	189,246	238,175	223,842	143,261	135,631
Agricultural	94,358	103,330	107,458	109,584	111,820
Consumer	52,540	53,320	50,108	49,022	49,237
Other	15,757	9,030	9,714	8,336	8,314
Less: Net deferred loan fees and costs	(2,483)	(3,985)	(4,456)	(1,893)	(1,766)
Total loans, net	$1,302,990	$1,363,862	$1,344,723	$1,247,641	$1,218,999

Asset quality data	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
(Dollar amounts in thousands)
Nonaccrual loans	$9,404	$7,870	$8,473	$3,344	$3,400
Troubled debt restructuring	$6,514	$7,028	$7,034	$1,934	$956
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$9,404	$7,870	$8,473	$3,344	$3,400
Other real estate owned	$71	$206	$135	$185	$214
Non-performing assets	$9,475	$8,076	$8,608	$3,529	$3,614

(Dollar amounts in thousands)
Allowance for loan and lease losses	$13,672	$11,883	$10,538	$8,533	$7,228
Allowance for loan and lease losses/total loans	1.05%	0.87%	0.78%	0.68%	0.59%
Net charge-offs:
Quarter-to-date	$205	$37	$169	$125	$295
Year-to-date	$537	$331	$294	$125	$685
Net charge-offs to average loans
Quarter-to-date	0.02%	0.00%	0.01%	0.01%	0.03%
Year-to-date	0.04%	0.03%	0.02%	0.01%	0.06%
Non-performing loans/total loans	0.72%	0.58%	0.63%	0.27%	0.28%
Allowance for loan and lease losses/nonperforming loans	177.96%	151.01%	117.24%	256.66%	187.17%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2020			December 31, 2019
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,336,538	$17,061	5.11%	$1,174,748	$15,608	5.32%
Taxable Investment Securities	250,601	916	1.46%	165,745	975	2.35%
Tax-exempt Investment Securities	23,216	109	2.38%	31,831	150	2.39%
Fed Funds Sold & Other	169,116	53	0.13%	114,278	416	1.46%
Total Interest Earning Assets	1,779,471	$18,139	4.09%	1,486,602	$17,149	4.63%

Nonearning Assets	112,177			111,367

Total Assets	$1,891,648			$1,597,969

Interest Bearing Liabilities:
Savings Deposits	$967,355	$705	0.29%	$758,594	$1,746	3.01%
Other Time Deposits	253,023	914	1.44%	275,406	1,590	2.31%
Other Borrowed Money	17,775	226	5.09%	24,715	270	4.37%
Fed Funds Purchased & Securities
Sold under Agreement to Repurchase	30,100	170	2.26%	30,464	207	2.72%
Total Interest Bearing Liabilities	$1,268,253	$2,015	0.64%	$1,089,179	$3,813	1.40%

Noninterest bearing Liabilities	377,791			280,027

Stockholders Equity	$245,604			$228,763

Net Interest Income and interest rate spread		$16,124	3.45%		$13,336	3.23%

Net Interest Margin			3.63%			3.60%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2020			December 31, 2019
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,313,675	$65,317	4.98%	$1,129,231	$62,213	5.51%
Taxable Investment Securities	219,044	4,136	1.89%	163,777	3,832	2.34%
Tax-exempt Investment Securities	24,958	454	2.30%	33,112	639	2.44%
Fed Funds Sold & Other	99,304	262	0.26%	86,971	1,622	1.86%
Total Interest Earning Assets	1,656,981	$70,169	4.25%	1,413,091	$68,306	4.85%

Nonearning Assets	113,303			86,119

Total Assets	$1,770,284			$1,499,210

Interest Bearing Liabilities:
Savings Deposits	$879,669	$3,942	0.45%	$720,879	$7,323	1.02%
Other Time Deposits	264,827	4,696	1.77%	265,046	5,619	2.12%
Other Borrowed Money	21,245	980	4.61%	25,538	1,083	4.24%
Fed Funds Purchased & Securities
Sold under Agreement to Repurchase	32,363	775	2.39%	29,859	734	2.46%
Total Interest Bearing Liabilities	$1,198,104	$10,393	0.87%	$1,041,322	$14,759	1.42%

Noninterest bearing Liabilities	332,482			235,010

Stockholders Equity	$239,698			$222,878

Net Interest Income and interest rate spread		$59,776	3.38%		$53,547	3.43%

Net Interest Margin			3.62%			3.80%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Non-GAAP Earnings Per Share
(in thousands of dollars, expect per share data)	Non-GAAP Three Months Ended					Non-GAAP Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net income	$6,776	$4,410	$4,804	$4,105	$4,723	$20,095	$18,402
Less: Accelerated net fee income for forgiveness of PPP loans	(1,211)	-	-	-	-	(1,211)	-
Less: Gain on settlement of bank owned life insurance	(430)	-	-	-	-	(430)	-
Tax effect	254	-	-	-	-	254	-
Adjusted net income	5,389	4,410	4,804	4,105	4,723	18,708	18,402
Less: distributed earnings allocated to participating securities	(16)	(15)	(13)	(13)	(14)	(57)	(51)
Less: undistributed earnings allocated to participating securities	(37)	(19)	(22)	(18)	(24)	(96)	(87)
Net earnings available to common shareholders	$5,389	$4,376	$4,769	$4,074	$4,685	$18,555	$18,264

Weighted average common shares outstanding including participating securities	11,177,765	11,142,797	11,129,341	11,134,870	11,137,004	11,146,270	11,113,810
Less: average unvested restricted shares	(89,150)	(83,257)	(80,062)	(84,732)	(88,711)	(84,879)	(83,369)
Weighted average common shares outstanding	11,088,615	11,059,540	11,049,279	11,050,138	11,048,293	11,061,391	11,030,441
Basic earnings and diluted per share	$0.48	$0.40	$0.43	$0.37	$0.43	$1.68	$1.66

	Three Months		Twelve Months
	December 31, 2020	December 31, 2020	December 31, 2020	December 31, 2020
Reconciliation of Efficiency Ratio	Non-GAAP	Actual	Non-GAAP	Actual

Net interest income (+)	14,785	15,996	58,565	59,776
Noninterest Income (+)	5,194	5,624	16,357	16,787
Gain on Security Sale (-)	-	-	270	270
Operating Expenses (/)	11,286	11,286	44,376	44,376
Efficiency Ratio	56.49%	52.20%	59.44%	58.17%

	Three Months		Twelve Months
	December 31, 2020	December 31, 2020	December 31, 2020	December 31, 2020
Reconciliation of Return on Average Assets	Non-GAAP	Actual	Non-GAAP	Actual

Net income	$6,776	$6,776	$20,095	$20,095
Less: Accelerated net fee income for forgiveness of PPP loans	(1,211)	-	(1,211)	-
Less: Gain on settlement of bank owned life insurance	(430)	-	(430)	-
Tax effect	254	-	254	-
Adjusted net income	5,389	6,776	18,708	20,095

Average Assets	1,891,648	1,891,648	1,770,284	1,770,284

ROA	1.14%	1.43%	1.06%	1.14%